EXHIBIT 10(q)

February 11, 2011

Dear:

The Empire District Electric Company

2006 Stock Incentive Plan (the “Plan”)

Notice of Time-Based Restricted Stock Award

This is to advise you that effective as of February 2, 2011 (the “Grant Date”), The Empire District Electric Company (“the Company”) has granted to you a Time-Based Restricted Stock Award (the “Award”) under the Plan consisting of the right to receive                  shares (the “Time-Based Restricted Shares”) of Common Stock of the Company (“Stock”), subject to the vesting, forfeiture and other conditions and terms herein stated and the applicable terms and conditions of the Plan (copy attached).  This Award shall relate to the Restricted Period beginning on February 2, 2011 and ending on February 2, 2014 (the “Restricted Period”).

1.             Settlement of Awards.  The Company shall deliver to you one share of Stock for each Time-Based Restricted Share in which you vest, as determined in accordance with the provisions of this Award.  The Time-Based Restricted Shares which vest in accordance with the provisions of this Award shall be paid solely in shares of Stock.  The date on which you vest in any Time-Based Restricted Shares pursuant to the terms of this Award shall be the “Vesting Date” with respect to those Time-Based Restricted Shares.

2.             Time of Payment.  Except as otherwise provided in Section 15 of this Award, payment of Time-Based Restricted Shares that vest in accordance with the provisions of this Award will be delivered as soon as practicable after the Vesting Date with respect to those Time-Based Restricted Shares but not later than 60 days after the Vesting Date with respect to those Time-Based Restricted Shares.

3.             Vesting.  Except as otherwise provided in Section 4, 5 or 6 of this Award, you shall vest in all of your Time-Based Restricted Shares under this Award on the last day of the Restricted Period if you remain in the employment of the Company and its Subsidiaries through the last day of the Restricted Period.

4.             Retirement, Disability, or Death During Restricted Period.  If your employment with the Company and its Subsidiaries terminates during the Restricted Period because of your Retirement, Disability, or death, you shall vest in a prorated number of the Time-Based Restricted Shares based on the ratio of the number of months you were employed during the Restricted Period (rounding a fraction of a month to the next higher number of whole months) to the total number of months in the Restricted Period.  Fractional shares shall be disregarded.  Any Time-Based Restricted Shares that do not vest pursuant to this Section 4 upon your Retirement, Disability or death shall be forfeited.

5.             Termination of Employment During Restricted Period.  If your employment with the Company and its Subsidiaries terminates during the Restricted Period for any reason other than your Retirement, Disability, or death, the Time-Based Restricted Shares granted under this Award will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its sole discretion, may determine that you will vest in a portion of the Time-Based Restricted Shares under this Award upon termination of your employment, but not in excess of a pro rata portion of such Time-Based Restricted Shares based on the ratio of the number of months you were employed during the Restricted Period (rounding a fraction of a month to the next higher number of whole months) to the total number of months in the Restricted Period and disregarding fractional shares; any Time-Based Restricted Shares in which you do not so vest shall be forfeited upon termination of your employment.

6.             Change in Control.  If a Change in Control of the Company occurs during the Restricted Period, and the date of termination of your employment does not fall before the Change in Control date, you shall vest in a prorated number of the Time-Based Restricted Shares based on the ratio of the number of months you were employed during the Restricted Period through the date of the Change in Control (rounding a fraction of a month to the next higher number of whole months), to the total number of months in the Restricted Period.  Any Time-Based Restricted Shares that do not vest pursuant to this Section 6 upon a Change in Control shall be forfeited.

7.             Heirs and Successors.  This Award shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any of the benefits distributable to you under this Award have not been distributed at the time of your death, such benefits shall be distributed to your Designated Beneficiary, in accordance with the provisions of this Award and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by you in a writing filed with the Committee in such form and at such time as the Committee shall require.  If you are deceased and failed to designate a beneficiary, or if the Designated Beneficiary does not survive you, any benefits distributable to you shall be distributed to the legal representative of your estate.  If you are deceased and have designated a beneficiary and the Designated Beneficiary survives you but dies before the complete distribution of benefits to the Designated Beneficiary under this Award, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.             Administration.  The authority to manage and control the operation and administration of this Award shall be vested in the Committee identified in the Plan, and the Committee shall have all of the powers with respect to this Award that it has with respect to the Plan.  Any interpretation of the Award by the Committee and any decision made by it with respect to the Award are final and binding on all persons.

9.             Amendment.  This Award may be amended by written agreement between you and the Company, without the consent of any other person.

10.           Nontransferability.  This Award shall not be transferable except by will or the laws of descent and distribution or by beneficiary designation in accordance with Section 7 above.

11.           Taxes.  The Company shall be entitled to withhold the amount of any withholding tax payable with respect to the Award and to sell such number of shares of Stock as may be necessary to produce the amount requested by the employee to be withheld, unless the recipient supplies to the Company cash in the amount requested by the Company for the purpose.  The employee may request amounts withheld in excess of the minimum statutory requirement.

12.           Employee and Shareholder Status.  This Award does not constitute a contract of continued service and does not give you the right to be retained as an employee of the Company or any of its Subsidiaries.  This Award does not confer upon you or any other holder thereof any right as a shareholder of the Company prior to the issuance of shares of Stock pursuant to this Award.

13.           Plan Governs.  Notwithstanding anything in this Award to the contrary, the terms of this Award shall be subject to the terms of the Plan.

14.           Unsecured Creditor.  Your rights with respect to the Award and the shares of Stock subject thereto during the Restricted Period prior to issuance of shares of Stock to you, your beneficiary or your estate  pursuant to the Award are those of an unsecured general creditor of the Company.  No shares of Stock or other specific property is or will be set apart in trust or otherwise with respect to the Award but all of your rights in the Award will be evidenced only by entries on the books of the Company unless and until shares of Stock are actually issued to you, your beneficiary or your estate pursuant to the Award.

15.           Compliance with Code Section 409A.  Notwithstanding anything in this Award to the contrary, the following rules shall apply if, under the definition of “Retirement” set forth in Section 16 below, you may become eligible for Retirement before January 1, 2014: (i) if you are a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and as determined by the Company in accordance with said Section 409A) at the time of your separation from service (as defined below), the payment of any vested Time-Based Restricted Shares pursuant to Section 2 of this Award shall be made no earlier than the date which is 6 months after the date of your separation from service (or, if earlier than the end of the 6-month period, the date of your death), and (ii) you shall be deemed to have terminated from employment for purposes of this Award if and only if you have experienced a “separation from service” within the meaning of said Section 409A and the regulations thereunder.  To the extent any payment under this Award is subject to the 6-month delay, such payment shall be paid immediately after the end of such 6-month period (or the date of your death, if earlier).  The provisions of this Award shall be interpreted and operated consistently with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (to the extent applicable).

16.           Definitions.  For purposes of this Award, the terms used in this Award shall have the following meanings:

(i)                                                Change in Control.  A “Change in Control” of the Company shall mean “a change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets” of the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury regulations and Internal Revenue Service guidance thereunder.

(ii)                                             Disability.  Except as otherwise provided by the Committee, “Disability” means the determination by the Committee, in its sole discretion, that a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(iii)                                          Retirement.  “Retirement” means your retirement on an “Early Retirement Date” or on or after your “Normal Retirement Date,” as those terms are defined in The Empire District Electric Company Employees’ Retirement Plan.

(iv)                                         Plan Definitions.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Award.

Please acknowledge receipt of this Notice of Award by signing and returning to the Secretary of the Company the enclosed copy thereof, together with a completed and signed beneficiary designation form.

Very truly yours,

Chairman of the Compensation Committee

Receipt of the foregoing Notice of
Time-Based Restricted Stock Award is
hereby acknowledged. My signed beneficiary
designation form is attached.

Name:

Date

Compensation Committee

The Empire District Electric Company

P.O. Box 127

Joplin, MO  64802

RE:          Notice of Time-Based Restricted Stock Award Beneficiary Designation for 2011

In the event of my death during the Term of the Award under the Time-Based Restricted Stock Award (the “Award”) granted to me under the Plan dated February 11, 2011, I hereby direct you to divide the Shares subject to the Award into the total number of Parts stated for all of the following named beneficiaries who survive me, and to deliver to each such surviving beneficiary the number of Parts stated for him or her.

Full Name	Relationship	Date of Birth	Parts

I further direct that (i) in the event that I am survived by some but not all of the above-named beneficiaries, the Shares subject to the Award at the time of my death shall be delivered to those of the above-named beneficiaries who do survive me in the proportion for each determined by summing all of the Parts designated above for such surviving beneficiaries and dividing the total into the Part designated above for each such surviving beneficiary; and (ii) in the event that I am not survived by any of the above-named beneficiaries, I direct that the Shares subject to the Award at the time of my death be delivered to my estate.

I reserve the right to revoke or change this beneficiary designation without the consent of anyone.

Witness:
	(Signature)	(Date)

Name
Street
City/State/Zip